EXHIBIT 21.1
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                                  SUBSIDIARIES

         1.       Videolocity, Inc.

                  A 100% owned subsidiary,  formed in the State of Nevada in May
                  26,  2000  as  Moviesonline,   Inc.,   changing  its  name  to
                  Videolocity, Inc. on November 14, 2001

         2.        Videolocity Technologies, Inc.

                  A 100% owned subsidiary, formed in the State of Nevada on February 26, 2001.

         3.       Hospitality Concierge, Inc.

                  A 100% owned subsidiary, formed in the State of Nevada on May 31, 2002.

         4.       Healthcare Concierge, Inc.

                  A 94% owned subsidiary, formed on February 14, 2001 in the State of Nevada as Videolocity Direct, Inc., changing its name to Healthcare Concierge, Inc. on December 31, 2001.

         5.       Videolocity Direct, Inc.

                  A 100% owned subsidiary, formed in the State of Nevada on April 30, 2002.

         6.       5th Digit Technologies, LLC

                  A wholly owned subsidiary, created as a limited liability company in the State of New York on October 6, 2000.